Exhibit 99.1

Contact:
Jason D. Feldman
Vice President, Investor Relations
203-363-7329
www.craneco.com

Crane Co. Reports First Quarter 2022 Results

First Quarter 2022 Highlights
•GAAP earnings from continuing operations per diluted share (EPS) of $1.64 compared to $1.75 in the first quarter of 2021.
•Excluding Special Items, record EPS from continuing operations ("adjusted EPS") of $1.81 increased 15% compared to $1.57 in the first quarter of 2021.
•Core year-over-year sales growth of 5% and core year-over-year order growth of 12%.
•Completed previously announced $300 million share repurchase program.
•Signed an agreement to divest Crane Supply, the Company's Canadian distribution business.
•Adjusting GAAP EPS from continuing operations guidance to $6.35-$6.75 to reflect expected transaction related costs.
•Reiterating EPS from continuing operations guidance, excluding Special Items, of $7.00-$7.40.

STAMFORD, CONNECTICUT - April 25, 2022 - Crane Co. (NYSE: CR), a diversified manufacturer of highly engineered industrial products, reported first quarter 2022 financial results and reaffirmed its full-year 2022 outlook excluding Special Items.
Max Mitchell, Crane Co. President and Chief Executive Officer stated: “This quarter’s results are another example of how we have positioned our businesses to drive accelerating growth, with strong core sales and orders growth supporting our 15% increase in adjusted EPS. Sales and order growth were driven by continued recovery across end markets, as well as our continued success with new product introductions and commercial excellence initiatives. Performance was solid across all three segments, and we remain confident in our ability to achieve our full-year guidance."
"Today, we also announced that we signed an agreement to divest Crane Supply for CAD 380 million. This decision further demonstrates our commitment to reshaping and restructuring our portfolio to accelerate growth, building on our prior announcement to divest Engineered Materials. The Crane Supply transaction will also further streamline our Process Flow Technologies business, with greater focus on manufacturing highly engineered products for its core target markets: chemical, pharmaceutical, water and wastewater, and general industrial."
Mr. Mitchell concluded: "We also continue to make progress towards our planned separation into two independent, publicly traded companies that we announced on March 30, and that we believe will unlock substantial value for our shareholders. As we move forward, shareholders will see how post-separation, both Crane NXT and Crane Co. will be positioned to further accelerate core growth and to create value through their independently optimized capital allocation strategies. The separation marks a new beginning for Crane, and the creation of two exciting stories."

First Quarter 2022 Results from Continuing Operations
First quarter 2022 GAAP earnings from continuing operations per diluted share (EPS) of $1.64, compared to $1.75 in the first quarter of 2021. Excluding Special Items, first quarter 2022 EPS from continuing operations was $1.81, compared to $1.57 in the first quarter of 2021. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)
First quarter 2022 sales were $801 million, an increase of 3% compared to the first quarter of 2021. The sales increase was comprised of a $36 million, or 5%, increase in core sales, partially offset by a $14 million, or 2%, impact from unfavorable foreign exchange.
First quarter 2022 operating profit was $134 million, compared to $140 million in the first quarter of 2021. Operating profit margin was 16.7%, compared to 18.0% last year, with the decline driven primarily by a gain on the sale of real estate in 2021 without a similar gain in 2022 coupled with higher transaction costs in 2022, partially offset by strong productivity; higher pricing approximately offset inflation. Excluding Special Items, first quarter 2022 operating profit was $141 million, compared to $128 million last year. Excluding Special Items, operating profit margin was 17.6%, compared to 16.5% last year, with the improvement driven primarily by strong productivity; higher pricing approximately offset inflation. (Please see the attached Non-GAAP Financial Measures tables for a detailed reconciliation of reported results to adjusted measures.)
In April 2022, the Company completed its previously announced $300 million share repurchase program, with a total of approximately 2.9 million shares repurchased.
Summary of First Quarter 2022 Results from Continuing Operations

	First Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$801	$780	$22	3%
Core sales			36	5%
Foreign exchange			(14)	(2)%

Operating profit	$134	$140	$(6)	(5)%
Operating profit, before special Items (adjusted)*	$141	$128	$13	10%

Operating profit margin	16.7%	18.0%		(130bps)
Operating profit margin, before special items (adjusted)*	17.6%	16.5%		110bps
*Please see the attached Non-GAAP Financial Measures tables

First Quarter 2022 Segment Results
All comparisons detailed in this section refer to operating results for the first quarter 2022 versus the first quarter 2021.
Aerospace & Electronics

	First Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$157	$154	$3	2%

Operating profit	$28	$26	$2	8%

Operating profit margin	17.9%	16.9%		100bps
Sales of $157 million increased 2% compared to the prior year. Operating profit margin improved to 17.9%, from 16.9% last year, primarily reflecting favorable mix, pricing and productivity, partially offset by higher manufacturing and engineering costs. Aerospace & Electronics' order backlog was $508 million at March 31, 2022, compared to $460 million at December 31, 2021, and compared to $482 million at March 31, 2021.
Process Flow Technologies

	First Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$311	$288	$23	8%
Core sales			28	10%
Foreign exchange			(5)	(2)%

Operating profit	$49	$50	$(1)	(2)%
Operating profit, before special Items (adjusted)*	$51	$39	$12	31%

Operating profit margin	15.7%	17.4%		(170bps)
Operating profit margin, before special items (adjusted)*	16.3%	13.4%		290bps
*Please see the attached Non-GAAP Financial Measures tables
Sales of $311 million increased $23 million, or 8%, driven by a $28 million, or 10%, increase in core sales, partially offset by a $5 million, or 2%, impact from unfavorable foreign exchange. Operating profit margin decreased to 15.7%, compared to 17.4% last year, primarily reflecting a gain on the sale of real estate in 2021 without a similar gain in 2022, partially offset by strong productivity, leverage on higher volumes, and stronger pricing net of inflation. Excluding Special Items, operating margin increased to 16.3%, compared to 13.4% last year, driven primarily by strong productivity, leverage on higher volumes, and stronger pricing net of inflation. Process Flow Technologies order backlog was $372 million at March 31, 2022, compared to $358 million at December 31, 2021, and compared to $325 million at March 31, 2021.

Payment & Merchandising Technologies

	First Quarter		Change
(dollars in millions)	2022	2021	$	%
Net sales	$333	$338	$(5)	(1%)
Core sales			4	1%
Foreign exchange			(9)	(3%)

Operating profit	$84	$86	(2)	(2%)
Operating profit, before special Items (adjusted)*	$84	$85	(1)	(1%)

Operating profit margin	25.3%	25.4%		(10bps)
Operating profit margin, before special items (adjusted)*	25.3%	25.3%		--
*Please see the attached Non-GAAP Financial Measures tables
Sales of $333 million decreased $5 million, or 1%, driven by a $9 million, or 3%, impact from unfavorable foreign exchange, partially offset by a $4 million, or 1%, increase in core sales. Operating profit margin decreased slightly to 25.3%, from 25.4% last year. Excluding Special Items, operating profit margin was 25.3%, unchanged from the prior year. During the quarter, stronger pricing offset the impact of higher inflation.
Additional Details on the Announced Divestiture and Earnings Guidance
Crane Co. has signed an agreement to sell Crane Supply for CAD 380 million on a cash-free and debt-free basis. The sale is subject to customary closing conditions and regulatory approvals.

On May 24, 2021, Crane Co. announced that it had signed an agreement to sell its Engineered Materials segment. On March 17, 2022, the Department of Justice (DOJ) filed a complaint to enjoin that sale transaction. In the normal course, Crane expects to engage in a process to address the DOJ’s antitrust concerns regarding a minor overlap in a narrow range of material used in certain commercial building applications. Starting with second quarter 2021 financial results, Engineered Materials has been presented as discontinued operations. All components of guidance, both GAAP and adjusted, are provided on a continuing operations basis and exclude all contribution from Engineered Materials.

We are adjusting our full year 2022 GAAP EPS from continuing operations guidance to $6.35-$6.75, from $6.85-$7.25, to reflect additional anticipated transaction related costs. Excluding Special Items, full year 2022 EPS from continuing operations guidance remains $7.00-$7.40. (Please see the attached non-GAAP Financial Measures tables.)
Additional Information
Additional information with respect to the Company’s asbestos liability and related accounting provisions and cash requirements is set forth in the Current Report on Form 8-K filed with a copy of this press release.
Conference Call
Crane Co. has scheduled a conference call to discuss the first quarter financial results on Tuesday, April 26, 2022 at 10:00 A.M. (Eastern). All interested parties may listen to a live webcast of the call at http://www.craneco.com. An archived webcast will also be available to replay this conference call directly from the Company’s website under Investors, Events & Presentations. Slides that accompany the conference call will be available on the Company’s website.

Crane Co. is a diversified manufacturer of highly engineered industrial products. Founded in 1855, Crane Co. provides products and solutions to customers across end markets including aerospace, defense, chemical and petrochemical, water and wastewater, payment automation, and banknote security and production, as well as for a wide range of general industrial and consumer applications. The Company has four business segments: Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies, and Engineered Materials. On May 24, 2021, Crane announced that it had signed an agreement to divest its Engineered Materials segment subject to customary closing conditions and regulatory approval. On March 17, 2022, the Department of Justice (DOJ) filed a complaint to enjoin that sale transaction. In the normal course, Crane expects to engage in a process to address the DOJ’s antitrust concerns regarding a minor overlap in a narrow range of material used in certain commercial building applications. Crane Co. has approximately 11,000 employees in the Americas, Europe, the Middle East, Asia and Australia. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). For more information, visit www.craneco.com.

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Crane’s and the ultimate spin-off company’s (“SpinCo”) portfolio composition and their relationship following the business separation; the anticipated timing, structure, benefits, and tax treatment of the spin-off; benefits and synergies of the spin-off; strategic and competitive advantages of each of Crane and SpinCo; future financing plans and opportunities; and business strategies, prospects and projected operating and financial results. In addition, there is also no assurance that the spin-off will be completed, that Crane’s Board of Directors will continue to pursue the spin-off (even if there are no impediments to completion), that Crane will be able to separate its businesses or that the spin-off will be the most beneficial alternative considered. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm our business, results of operation and stock price; the effects of the ongoing coronavirus pandemic on our business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, personally identifiable and other information, non-compliance with our contractual or other legal obligations regarding such information; potential exposure from numerous lawsuits for asbestos-related personal injury; our ability to source components and raw materials from suppliers, including disruptions and delays in our supply chain; demand for our products, which is variable and subject to factors beyond our control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of our components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow our business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect our financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of our business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses we acquire, or complete dispositions, including the disposition of our Engineered Materials segment; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit our ability to grow and maintain our competitive position and adversely affect our financial condition, results of operations and cash flow; significant competition in our markets; additional tax expenses or exposures that could affect our financial condition, results of operations and cash flows; inadequate or ineffective internal controls; risks related to our holding company proposal to be voted on by Crane’s stockholders at Crane’s 2022 annual stockholder meeting, which are further described in the section entitled “Risk Factors Related to the Holding Company Proposal” in the Form S-4 registration statement filed on March 1, 2022 by our wholly-owned subsidiary, Crane Holdings, Co. (the “Crane Holdings Registration Statement”); specific risks relating to our reportable segments, including Aerospace & Electronics, Process

Flow Technologies, Payment & Merchandising Technologies and Engineered Materials; the ability and willingness of Crane and SpinCo to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the spin-off and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that we expect to achieve from the spin-off.

Readers should carefully review Crane’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane’s Annual Report on Form 10-K for the year ended December 31, 2021 and the section entitled “Risk Factors Related to the Holding Company Proposal” in the Crane Holdings Registration Statement and the other documents Crane and its subsidiaries (including Crane Holdings, Co.) file from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of the registration statement relating to the business separation, which is expected to be filed by SpinCo with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to diﬀer materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Crane assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any projections, statements or information contained in this document. It is understood and agreed that any such projections, targets, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, or targets will be realized, that actual results may differ from projected results and that such differences may be material. While all financial projections, estimates and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates and targets in this press release should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale.
(Financial Tables Follow)

CRANE CO.
Income Statement Data
(in millions, except per share data)

	Three Months Ended March 31,
	2022	2021
Net sales:
Aerospace & Electronics	$157.2	$154.1
Process Flow Technologies	311.3	288.0
Payment & Merchandising Technologies	332.6	337.5
Total net sales	$801.1	$779.6

Operating profit:
Aerospace & Electronics	$28.1	$26.0
Process Flow Technologies	49.0	49.9
Payment & Merchandising Technologies	84.2	85.9
Corporate	(27.7)	(21.8)
Total operating profit	$133.6	$140.0

Interest income	$0.3	$0.4
Interest expense	(11.1)	(13.6)
Miscellaneous, net	3.5	3.9
Income from continuing operations before income taxes	126.3	130.7
Provision for income taxes	31.6	27.3
Net income from continuing operations attributable to common shareholders	94.7	103.4
Income from discontinued operations, net of tax	10.3	5.0
Net income attributable to common shareholders	$105.0	$108.4

Earnings per diluted share from continuing operations	$1.64	$1.75
Earnings per diluted share from discontinued operations	0.17	0.09
Earnings per diluted share	$1.81	$1.84

Average diluted shares outstanding	57.9	58.9
Average basic shares outstanding	57.1	58.2

Supplemental data:
Cost of sales	$473.8	$470.5
Selling, general & administrative	193.7	169.0
Transaction related expenses [1]	6.1	—
Repositioning related charges (gains), net [1]	1.7	(11.7)
Depreciation and amortization [1]	28.6	30.6
Stock-based compensation expense [1]	5.9	6.2

[1] Amounts included within Cost of sales and/or Selling, general & administrative costs.

CRANE CO.
Condensed Balance Sheets
(in millions)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$307.2	$478.6
Accounts receivable, net	510.9	472.4
Current insurance receivable - asbestos	13.7	13.7
Inventories, net	471.3	440.9
Other current assets	115.1	118.1
Current assets held for sale	234.1	220.5
Total current assets	1,652.3	1,744.2

Property, plant and equipment, net	516.2	527.3
Long-term insurance receivable - asbestos	55.8	60.0
Other assets	726.2	742.6
Goodwill	1,402.7	1,412.5
Total assets	$4,353.2	$4,486.6

Liabilities and equity
Current liabilities
Short-term borrowings	$104.0	$—
Accounts payable	233.9	246.7
Current asbestos liability	62.3	62.3
Accrued liabilities	333.1	430.7
Income taxes	23.0	10.6
Current liabilities held for sale	41.5	44.9
Total current liabilities	797.8	795.2

Long-term debt	842.7	842.4
Long-term deferred tax liability	69.2	71.1
Long-term asbestos liability	538.1	549.8
Other liabilities	379.2	393.0

Total equity	1,726.2	1,835.1
Total liabilities and equity	$4,353.2	$4,486.6

CRANE CO.
Condensed Statements of Cash Flows
(in millions)

	Three Months Ended March 31,
	2022	2021
Operating activities from continuing operations:
Net income from continuing operations attributable to common shareholders	$94.7	$103.4
Gain on sale of property	—	(12.8)
Depreciation and amortization	28.6	30.6
Stock-based compensation expense	5.9	6.2
Defined benefit plans and postretirement credit	(2.7)	(1.7)
Deferred income taxes	(0.9)	0.3
Cash used for operating working capital	(167.1)	(51.5)
Defined benefit plans and postretirement contributions	(2.8)	(15.8)
Environmental payments, net of reimbursements	(1.3)	(1.5)
Asbestos related payments, net of insurance recoveries	(7.5)	(10.8)
Other	3.8	1.2
Total (used for) provided by operating activities from continuing operations	$(49.3)	$47.6
Investing activities from continuing operations:
Proceeds from disposition of capital assets	$—	$14.5
Capital expenditures	(12.5)	(4.7)
Purchase of marketable securities	—	(10.0)
Proceeds from sale of marketable securities	—	30.0
Total (used for) provided by investing activities from continuing operations	$(12.5)	$29.8
Financing activities from continuing operations:
Dividends paid	$(26.7)	$(25.0)
Reacquisition of shares on open market	(175.8)	—
Stock options exercised, net of shares reacquired	0.7	7.3
Repayments of commercial paper with maturities greater than 90 days	—	(27.1)
Net borrowings from issuance of commercial paper with maturities of 90 days or less	104.0	—
Total used for financing activities from continuing operations	$(97.8)	$(44.8)
Discontinued operations:
Total (used for) provided by operating activities	$(6.2)	$2.6
Total used for investing activities	(0.5)	(0.3)
(Decrease) increase in cash and cash equivalents from discontinued operations	(6.7)	2.3
Effect of exchange rate on cash and cash equivalents	(5.1)	(7.5)
(Decrease) increase in cash and cash equivalents	(171.4)	27.4
Cash and cash equivalents at beginning of period	478.6	551.0
Cash and cash equivalents at end of period	$307.2	$578.4

CRANE CO.
Order Backlog
(in millions)

	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Aerospace & Electronics	$508.4	$459.8	$478.5	$472.9	$481.6
Process Flow Technologies	372.4	357.9	351.4	344.1	325.4
Payment & Merchandising Technologies	429.0	438.0	387.9	374.7	337.0
Total backlog	$1,309.8	$1,255.7	$1,217.8	$1,191.7	$1,144.0

CRANE CO.
Non-GAAP Financial Measures
(in millions, except per share data)

	Three Months Ended March 31,
	2022		2021		% Change
	$	Per Share	$	Per Share	(on $)
Net sales (GAAP)	$801.1		$779.6		2.8%

Operating profit (GAAP)	$133.6		$140.0		(4.6)%
Operating profit margin (GAAP)	16.7%		18.0%

Special items impacting operating profit:
Transaction related expenses	6.1		—
Repositioning related charges (gains), net	1.7		(11.7)
Operating profit before special items (adjusted)	$141.4		$128.3		10.2%
Operating profit margin before special items (adjusted)	17.6%		16.5%

Net income from continuing operations attributable to common shareholders (GAAP)	$94.7	$1.64	$103.4	$1.75	(8.4)%

Special items, net of tax, impacting net income from continuing operations attributable to common shareholders:
Transaction related expenses (income), net	9.0	0.15	—
Repositioning related charges (gains), net	1.3	0.02	(10.8)	(0.18)
Net income from continuing operations, net of tax, attributable to common shareholders before special items (adjusted)	$105.0	$1.81	$92.6	$1.57	13.4%

Special items impacting provision for income taxes from continuing operations:
Provision for income taxes (GAAP)	$31.6		$27.3
Tax effect of transaction related expenses (income), net	(2.9)		—
Tax effect of repositioning related charges (gains), net	0.5		(0.9)
Provision for income taxes before special items (adjusted)	$29.2		$26.4
Totals may not sum due to rounding

CRANE CO.
Non-GAAP Financial Measures by Segment
(in millions)

Three Months Ended March 31, 2022	Aerospace & Electronics	Process Flow Technologies	Payment & Merchandising Technologies	Corporate	Total Company
Net sales (GAAP)	$157.2	$311.3	$332.6	$—	$801.1

Operating profit (GAAP)	$28.1	$49.0	$84.2	$(27.7)	$133.6
Operating profit margin (GAAP)	17.9%	15.7%	25.3%		16.7%

Special items impacting operating profit:
Transaction related expenses	$—	$—	$—	$6.1	$6.1
Repositioning related charges	—	1.7	—	—	1.7
Operating profit before special items (adjusted)	$28.1	$50.7	$84.2	$(21.6)	$141.4
Operating profit margin before special items (adjusted)	17.9%	16.3%	25.3%		17.6%

Three Months Ended March 31, 2021
Net sales (GAAP)	$154.1	$288.0	$337.5	$—	$779.6

Operating profit (GAAP)	$26.0	$49.9	$85.9	$(21.8)	$140.0
Operating profit margin (GAAP)	16.9%	17.4%	25.4%		18.0%

Special items impacting operating profit:
Repositioning related gain, net	—	(11.2)	(0.5)	—	(11.7)
Operating profit before special items (adjusted)	$26.0	$38.7	$85.4	$(21.8)	$128.3
Operating profit margin before special items (adjusted)	16.9%	13.4%	25.3%		16.5%

Totals may not sum due to rounding

CRANE CO.
Full Year Guidance
(in millions, except per share data)

2022 Earnings from Continuing Operations per Share Guidance	Low	High
Earnings from continuing operations per diluted share (GAAP)	$6.35	$6.75
Special items impacting earnings per share	0.65	0.65
Earnings from continuing operations per diluted share before special items (adjusted)	$7.00	$7.40

	Three Months Ended March 31,		2022 Guidance
Cash Flow Items	2022	2021	Low	High
Cash (used for) provided by operating activities before asbestos-related payments	$(41.8)	$58.4	$455.0	$495.0
Asbestos-related payments, net of insurance recoveries	(7.5)	(10.8)	(45.0)	(45.0)
Cash (used for) provided by operating activities	(49.3)	47.6	410.0	450.0
Less: Capital expenditures	(12.5)	(4.7)	(60.0)	(60.0)
Free cash flow	$(61.8)	$42.9	$350.0	$390.0

Crane Co. reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including adjusted operating profit, adjusted operating margin, adjusted EPS, and Free Cash Flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane Co. prior to the proposed separation, and about Crane Co. and Crane NXT after the proposed separation transaction. Our management uses certain forward looking non-GAAP measures to evaluate projected financial and operating results. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures diﬀerently, or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

We believe that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•Operating Profit before Special Items (“Adjusted Operating Profit”) and Operating Margin before Special Items (“Adjusted Operating Margin”) add back to Operating Profit items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: Acquisition-related deferred revenue, Acquisition-related and integration charges, Transaction related expenses, Repositioning related (gains) charges, and Asbestos and environmental provisions. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that is complementary to GAAP metrics.

•Net income attributable to common shareholders before special items (“Adjusted Net Income”) and Adjusted Earnings per Diluted Share (“Adjusted EPS”) exclude items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted Operating Profit such as: Acquisition-related deferred revenue, Acquisition-related and integration charges, Transaction related expenses, Repositioning related (gains) charges, and Asbestos and environmental provisions. Additionally, these non-GAAP financial measures exclude income and expense items that impacted Net Income and Earnings per Diluted Share such as: Pension Curtailments and Settlements, gain on the sale of property, realized gain on marketable securities, impact of non-cash pension cost adjustment, and deconsolidation of joint venture. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that is complementary to GAAP metrics.

•“Free cash flow” provides supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt.